Exhibit d (vi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K




                                    EXHIBIT E
                                     to the
                          Investment Advisory Contract

                       Federated Balanced Allocation Fund

         The Adviser shall provide services to the above-named portfolio of the Trust at no charge.

         Witness the due execution hereof this 1st day of September, 2005.

               FEDERATED EQUITY MANAGEMENT COMPANY OF PENNSYLVANIA



                           By: /s/ Keith M. Schappert
                            Name: Keith M. Schappert
                              Title: President/CEO

                     FEDERATED MANAGED ALLOCATION PORTFOLIOS



                         By: /s/ J. Christopher Donahue
                          Name: J. Christopher Donahue
                                Title: President